EXHIBIT 99.1

April 4, 2023

TO:	All Stockholders (Addressed Individually)

SUBJECT:	Report from the President

A Stabilizing Role

The foundational purpose of the Federal Home Loan Bank System is to serve as a stable source of funding for our members.  This critical liquidity mission drives everything we do at the FHLBNY.  Over the past year, there has been debate regarding the role, relevance and scope of this mission.  But the middle of March 2023 proved yet again that the Federal Home Loan Banks are essential to the stability of the U.S. financial system, as local lenders across the nation looked to their Home Loan Bank for ready and reliable liquidity in a volatile and challenging market.

March 10, 2023 started like any other Friday for us, a calm morning with the usual low transaction volumes – just a few members coming in early in the morning to close out their funding needs before the week’s end.  That all quickly changed on the heels of the late-morning announcement that Silicon Valley Bank had been placed under the receivership of the FDIC, and what began as a typically quiet Friday morning quickly became a full-throttled national liquidity crisis by early afternoon.  With our team working both onsite and remotely, we remained fully focused on serving our members’ needs amid the market turmoil, meeting every formal funding request received through the end of the business day for a total of $9.5 billion in advances – approximately nine times the Friday volumes we had experienced in recent weeks.

Our team remained engaged with our members and in close contact with a number of regulators through the weekend of March 11 and 12, addressing matters including the closure of our member, Signature Bank, announced by the New York State Department of Financial Services that Sunday afternoon.  Signature had been a member of our cooperative for two decades – an active borrower, a frequent participant in our Affordable Housing Program, and a leading lender in New York City’s multifamily market.

On the morning of Monday, March 13, our team was onsite and ready to help our members navigate a very challenging environment.  The collapses of Silicon Valley Bank and Signature Bank brought about market volatility not experienced since the depths of the 2008 financial crisis – with even more uncertainty than the early days of the COVID-19 pandemic, just three years ago nearly to the day.  But just as we did at the onset of those crises, here, too, the Federal Home Loan Banks stepped up to meet the liquidity needs of their members – providing stability and certainty in an otherwise unstable and uncertain period.  The Federal Home Loan Bank System’s immediate response can be seen in the debt we issued to fund this heightened advance demand, with term issuance totaling more than $376 billion combined from March 13 through March 24 – including a record $304 billion in term issuance for the week of March 13.  These issuance numbers reflect both the extraordinary demand for liquidity during this period and the strength of the System’s access to the capital markets to source the funding to meet such needs.  This is how we are designed to act – our scalable business model allows for the expansion and contraction of funding to members based on need, one of the unique and highly valuable characteristics of the Federal Home Loan Bank System.

During this period, the FHLBNY responded with a record amount of funding of our own – delivering more than $37 billion in new advances to our members between March 10 and March 17, including a single-day record of more than $16 billion in new funding on Monday, March 13, as we continued to meet our members’ needs throughout the period.  As a cooperative and as a System, we have seen advance demand level off and even decline since the week of March 20, reflecting both a calmer market environment and the calming effects of access to Federal Home Loan Bank liquidity for our nation’s local lenders, as well as the overall health and strength of our membership.

In providing members with reliable liquidity in otherwise uncertain markets, the Federal Home Loan Banks play a key stabilizing role in the U.S. financial system.  But the Home Loan Banks are not just lenders in times of market stress; rather, access to our liquidity is something members plan for, depend on and incorporate into their funding strategies in all market environments, to the benefit of the communities we all serve.  The relationships we build and strengthen during calm markets – whether with our members and their regulators or by remaining an active daily issuer in the debt markets – position our cooperative and the System as a whole to be able to respond quickly at the start of a crisis, as we were able to do over the course of a very turbulent few days in mid-March 2023.  By executing on our foundational liquidity mission in every operating environment, the Federal Home Loan Banks are essential during times of crisis, dependable during calm markets, and reliable in all economic cycles.

Final Set of Listening Sessions Close Out FHLBank System at 100 Review

The importance of our liquidity mission was on full display across three days of testimonials that closed out the Federal Housing Finance Agency’s FHLBank System at 100: Focusing on the Future effort.  These three Listening Sessions, along with the written comment period that ended March 31, 2023, closed out the public input component of the FHFA’s ongoing review to determine ways in which to position the Federal Home Loan Banks to continue to meet the needs of today and tomorrow.  Over the course of this effort, it has been clear that the most important way to do this is to ensure that nothing is done to disrupt, diminish or devalue our liquidity mission.  The System’s performance during March 2023, which was frequently highlighted throughout these testimonials, further drives this point home.

I thank two of our own members for taking the time to speak at this final set of Listening Sessions: Bryan Delehanty, Chief Financial Officer of AmeriCU Credit Union, and Christopher Blair, Chief Product Officer and Treasurer of The Community Development Trust.  In his comments, Mr. Delehanty spoke strongly of the value of FHLBNY liquidity, not just in times of stress, but as a means to support a member’s lending activities in any market.  And he should know – Mr. Delehanty highlighted his 20 years of experience working with the FHLBNY at a pair of our credit union members.

The Community Development Trust was our first, and is our most active, non-depository Community Development Financial Institution borrower, and also the largest such CDFI in the country.  I thank Mr. Blair for his kind words on the level of support CDT has experienced with the FHLBNY.  And I agree with his remarks that there are certainly more opportunities that exist within the Federal Home Loan Bank System for our CDFI members.  I am grateful for the comments Mr. Blair and many other CDFI members have shared throughout this process – they provided the type of feedback that can benefit the System and enhance the reach of our funding as we look to the future.

I am also grateful to all of our members and housing partners who submitted written comments to the FHFA as part of this process, and especially to our Board of Directors, which submitted a letter signed by all 19 Directors last month.

Throughout this review process, things have been said about the System that simply are not true, or that minimize the impact we make on the communities we serve.  That is why these Listening Sessions have been so valuable – to hear firsthand from the members and housing partners that utilize their Home Loan Bank membership to put our funding to work serving their customers and communities.  I found the testimonial from Deron Burr, president of People’s Bank of Seneca, to perfectly capture this relationship.  Mr. Burr’s institution – a member of the Federal Home Loan Bank of Des Moines – serves Seneca, Missouri, which he described as a town of 2,000 people.  In his comments, Mr. Burr stated:

“If you ever question the impact the Federal Home Loan Bank can make, come to our town. I will walk you down our main street, and I’m going to point to you business after business – the Ace Hardware, the Subway, the Dairy Queen, the new apartment complex that was just recently built, the renovations of the football field – all of those are a direct result of competitive rates and competitive loan structures that we were able to put together through our utilization of our relationship with Federal Home Loan Bank.”

Mr. Burr’s story is one that can be told of countless Main Streets throughout our District and across the nation.  It is the story of the local lender – making the loans that put people in homes, create jobs, and strengthen communities.  Federal Home Loan Bank members are the bedrock of every community across our nation, and the challenges of March 2023 have driven home how much our nation values, and needs, these local lenders.  This is why our liquidity mission is so important.  For 91 years, the Federal Home Loan Banks have always been there at the onset of every crisis with reliable liquidity to help our members see it through to the other side, but we have also always been there on that other side, ready to provide the funding to help support the loans to build that new apartment complex or renovate that football field.  Local lenders are essential to the American way of life, and the Federal Home Loan Banks are essential to local lenders.  It is a role we are honored to perform.

Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms.  The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized.  These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.